CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-1A of our report dated February
14, 2012 with respect to the financial statements and financial highlights of Small Cap Value
Fund, Inc. which is included in such Post-Effective
Registration Statement Amendment No. 10, and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading "Other Service
 Providers" in the Statement of
Additional Information.

PMB Helin Donovan, LLP



Dallas, Texas
November 15, 2012